Exhibit 99.1

Aris Water Solutions, Inc. Provides Fourth Quarter 2022 Business Update and Announces Date and Time for Fourth Quarter and Full Year 2022 Results Conference Call

HOUSTON, TX - Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water,” or the “Company”) announced today that its fourth quarter operational results were impacted by customer activity changes and extreme winter weather events experienced during the month of December. Aris’s produced water handling volumes continue to grow sequentially, however, customer completion adjustments and unseasonably cold temperatures in the Company’s core operating areas during late December reduced operators’ production volumes, resulting in total Aris volumes growing less than forecasted. As a result, skim oil revenue was also lower than anticipated for the quarter. Primarily as a consequence of these events and continued inflationary pressure, Adjusted EBITDA for the fourth quarter and full year 2022 is expected to be approximately $36 million and $149 million, respectively, which is below previously provided guidance.

“Challenging operational and weather conditions impacted our customers and, in turn, our own water volumes at the end of 2022,” said Amanda Brock, President and CEO of Aris. “I’m proud of our team for prioritizing safety and supporting our customers in returning our operations to normal service as quickly as we did. With the lower completions in the fourth quarter, we currently expect produced water volumes to be slightly lower sequentially for the first quarter of 2023, but still expect to continue to see meaningful growth for the full year of 2023. Additionally, despite continued inflationary headwinds, we are making steady progress on improving our cost structure over the course of the year. We look forward to providing further details on 2023 in our earnings call.”

The Company continues to pilot promising technologies for the cost-effective beneficial reuse of produced water and lead industry efforts to improve water sustainability. Recently, the U.S. Department of Energy (“DOE”) and the National Alliance for Water Innovation (“NAWI”) selected Aris’s pilot project focused on the treatment of complex water, to receive a federal funding grant. The grant comes in conjunction with the DOE’s larger efforts towards desalination pilot projects which can advance water security. Additionally, Aris expects to well exceed its Sustainability Linked Bond KPI for 2022.

“The DOE and NAWI grant further validates our technical capabilities and industry leadership in beneficial reuse,” said Amanda Brock. “When combined with our recently announced industry collaboration with Chevron and ConocoPhillips, we believe we have the focus, resources, and expertise necessary to help move the industry forward to effective full-scale solutions. We are also pleased to have exceeded our Sustainability Linked Bond KPI for the year of 2022. We made a public commitment to enhance water sustainability in the Permian Basin and have followed through by exceeding our goals.”

Aris will host a conference call to discuss its fourth quarter and full year 2022 results on Tuesday, March 7, 2023, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Aris will issue its fourth quarter and full year 2022 earnings release after market close on March 6, 2023.

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. It can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The conference call replay access code is 13736196.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. (NYSE: ARIS) is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin. Additional information is available on our website, www.ariswater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding the Company’s future volumes, volumes, margins and cost structure and the Company’s future business and financial performance. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “estimate,” “outlook,” “expect,” “continue,” “will,” “intend,” “may,” “and variations of such words or similar expressions. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the risk factors discussed or referenced in its filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Aris has prepared the preliminary unaudited financial data for the fourth quarter and full year of 2022 presented in this press release based on the most current information available to management. Aris's normal financial reporting processes with respect to this preliminary financial data have not been fully completed, and thus actual financial results could be different from this preliminary financial data, and any differences could be material. Financial and operating results for the fourth quarter and full year 2022 are preliminary and will not be finalized until filed with the SEC in our annual report on Form 10-K.  We have not yet obtained or published the verification assurance report relative to the sustainability performance target and related information as required by our sustainable-linked bond framework.  Information regarding our sustainability-linked bond KPI is based on preliminary unaudited information and management estimates for the full year ended December 31, 2022.  Because it has not yet been verified independently, our final results upon completion of our verification process may vary from the preliminary estimates. You are cautioned not to place undue reliance on any estimates of results included in this release.

Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. Although this Non-GAAP financial measure is an important factor in assessing the Company’s operating results and cash flows, it should not be considered in isolation or as a substitute for net income.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs; asset impairments and abandoned project charges; losses on the sale and/or exchange of assets; loss on debt modification; stock-based compensation expense; research and development expenses; and other non-recurring or unusual expenses or charges (including temporary power costs), less any gains on sale and/or exchange of assets.

The Company believes the presentation of Adjusted EBITDA is used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Additionally, the presentation of Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as net income.

The following table sets forth a reconciliation of estimated Adjusted EBITDA to estimated net income, which is the most directly comparable measure of financial performance calculated in accordance with GAAP.

Aris Water Solutions, Inc.
Reconciliation of Estimated Net Income to Estimated Non-GAAP Adjusted EBITDA
(Unaudited)

(in millions)
	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Estimated Net Income	$6	$5
Estimated Interest Expense, Net	7	29
Estimated Income Tax Expense	1	1
Estimated Depreciation, Amortization and Accretion	18	68
Estimated Abandoned Well Costs	1	16
Estimated Impairment of Long-Lived Assets	—	15
Estimated Stock-Based Compensation	3	12
Estimated Transaction Costs	—	2
Estimated Research and Development Expense	—	1
Estimated Adjusted EBITDA	$36	$149

Contacts:

David Tuerff
Senior Vice President, Finance and Investor Relations
(281) 501-3070
IR@ariswater.com